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                                                                       EXHIBIT 3


                             JOINT FILING AGREEMENT

         This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date (the "Schedule 13D") with respect to the beneficial ownership by the undersigned of shares of common stock, par value $.01 per share, of Cistron Biotechnology, Inc., a Delaware corporation, is being, and any and all amendments thereto may be, filed on behalf of each of the undersigned.

         This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Dated as of:  March 29, 2000


                                  CELLTECH GROUP PLC

                                  By: /s/ Peter Allen
                                     ----------------------
                                     Peter Allen
                                     Director

                                  CGP ACQUISITION CORP.

                                  By: /s/ Peter Allen
                                     ----------------------
                                     Peter Allen
                                     President